                             Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 2004 relating to the financial statements, which appears in the 2003 Annual Report to
Shareholders, which is incorporated by reference in Southern California Edison's Annual Report on Form 10-K for
the year ended December 31, 2003.  We also consent to the incorporation by reference of our report dated March
10, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Los Angeles, California
December 13, 2004